     CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION

                                                                  Exhibit 10.121

                         AMENDMENT TO LICENSE AGREEMENT

     THIS AMENDMENT dated June 22, 2001 (this "Amendment"), to the License Agreement (the "Agreement") dated December 23, 1999, between Interneuron Pharmaceuticals, Inc.("Interneuron") and Warner-Lambert Company ("Warner") related to the development and commercialization of the pharmaceutical compound known as pagoclone.

                                    RECITALS

A. The Agreement provides that Warner shall either achieve certain steps in clinical development of the Product by specified dates or, in the event of its failure to achieve such steps, make certain payments to Interneuron, and also provides that Warner shall make specified payments to Interneuron upon the achievement of particular development milestones; and

B. Warner and Interneuron wish to amend the Agreement as it relates the date and payment concerning the commencement of Phase III clinical trials for General Anxiety Disorder.

     THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Warner and Interneuron hereby agree as follows:

     1. Except as may be specifically defined herein, any term used as a defined term in this Amendment shall have the meaning as defined in the Agreement.

     2. Section 3.7 (b)(3) of the Agreement is amended in its entirety to provide as follows:

                  "3. Either dose the first patient in a Phase III Clinical Trial for General Anxiety Disorder by the 30 month anniversary of the date that this Agreement is fully signed by authorized representatives of each party, or pay to Interneuron the amount set forth in Section 4.2(a)(2) (which payment shall be deemed to be in lieu of the obligation to make such payment under Section 4.2(a)) less any amounts paid under Section 3.7(b)(2) above; provided, however, that if Warner shall be unable to conduct such Phase III Clinical Trial for General Anxiety Disorder due to action on the part of the FDA or any foreign equivalent, including, without limitation, the placement of a clinical hold on such clinical trial, then (except in a case where such circumstance is directly caused by any negligent act or omission of Warner) the aforementioned 30 month anniversary shall be extended by a period of time equal to the period during which Warner shall be unable to conduct such trial due to such action on the part of the FDA or any foreign equivalent."

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                                                                     Page 2 of 3

     3.  Section 3.7 (c) is deleted from the Agreement.

     4. Section 4.2 (a)(2) of the Agreement is amended by changing the term "$ [*]" to the term "$ [*]".

     5.  Article 8 of the Agreement is amended by adding thereto a new Section
         8.6 providing as follows:

         "8.6 Termination by Warner Before 30 Month Anniversary of the Agreement. Notwithstanding any term or provision of this Agreement, including, without limitation, Section 3.7(b)(3), the first sentence of
         Section 8.1, Section 8.3 and the first sentence of Section 8.5, if Warner shall give notice of exercise of its right to terminate this Agreement under Section 8.1 or under the first sentence of Section 8.3 hereof on or before the 30 month anniversary of the date that this Agreement is fully signed by authorized representatives of each party (or, if applicable, on or before the date to which such 30 month anniversary shall be extended pursuant to Section 3.7(b)(3)), and at the time of the giving of such notice Warner shall not have dosed the first patient in a Phase III Clinical Trial for General Anxiety Disorder, then Warner shall nevertheless not be obliged to make the payment provided for in Section 3.7 (b)(3) hereof, notwithstanding the circumstance that this Agreement may remain in effect for a period after such anniversary (or, for a period after the date to which such anniversary may be so extended) (i) due to the operation of the six month notice provision contained in Section 8. 1, or (ii) due to the operation of the provisions of Section 8.3 that give the Breaching Party a right to cure a material breach hereof, provided, however, that if the Breaching Party shall cure such breach in compliance with the provisions of Section 8.3, and as a result of such cure this Agreement shall continue in effect after such thirty month anniversary (or after such date to which such anniversary may be so extended) then, subject to the terms hereof, Warner shall be obliged to make such payment provided for under Section 3.7 (b)(3)."

*Confidential Treatment Requested.

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                                                                     Page 3 of 3

     6. Except as amended by this Amendment, the Agreement, including, without limitation'. Article 8 thereof, shall remain in full force and effect.

         IN WITNESS WHEREOF, Warner and Interneuron have executed this Amendment to License Agreement in duplicate originals by their proper officers.

INTERNEURON PHARMACEUTICALS, INC. WARNER-LAMBERT COMPANY



By /s/ Mark Butler                           By /s/ Alan Weiner
   ---------------------------                  ------------------------
 Title: EVP                                     Title:  Vice President

Date:  6/21/01                               Date: 6/22/01
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